Exhibit 10.7

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

Execution Version

CO-PACKING AGREEMENT

THIS CO-PACKING AGREEMENT (“Agreement”), dated August 1, 2012, but effective as of the Effective Date (as defined below), is by and between WWF Operating Company, a Delaware corporation (f/k/a WhiteWave Foods Company), on the one hand (“Buyer”) and Morningstar Foods, LLC, a Delaware limited liability company, on the other hand (“Supplier”).

RECITALS

A. Supplier is engaged in the business of manufacturing, packaging and distributing a variety of products, including but not limited to fluid milk products, dairy products (including creams and cultured products) and related products, and wishes to manufacture and sell Products (as defined below) to Buyer upon the terms and conditions set forth herein.

B. Buyer is engaged in the business of distributing and selling a variety of products, including but not limited to fluid milk products, dairy products (including creams and cultured products) and related products, and wishes to purchase Products from Supplier upon the terms and conditions set forth herein for distribution and resale to Buyer’s customers.

C. Supplier and Buyer have negotiated this Agreement in anticipation of the initial public offering by Dean Foods Company of equity interests in Buyer, and Supplier and Buyer intend that this Agreement shall become effective immediately on the earlier of (i) the date such initial public offering is consummated, (ii) January 1, 2013 or (iii) such earlier date that is mutually agreed to among the parties hereto, in each case without any further action required by either party hereto (such earlier date, the “Effective Date”).

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties do hereby agree as follows:

1. Products and Specifications. Buyer shall purchase from Supplier the products listed in Exhibit A attached hereto and incorporated herein by reference (as such list may be amended by mutual written agreement of the parties from time to time, the “Products”), as reflected in purchase orders or EDI orders submitted from time to time in accordance with the provisions of this Agreement. In connection with manufacturing and packaging the Products purchased hereunder, Supplier shall comply in all material respects with the specifications for such Products in use by Buyer as of the date hereof (as such specifications may be amended by mutual written agreement of the parties from time to time, the “Specifications”). Each particular Product may be processed and manufactured at (i) the specific Supplier facilities identified on Exhibit A (the “Original Facilities”) or (ii) any other Supplier facilities specified by Supplier (the “Discretionary Facilities”); provided, that in the case of clause (ii), (A) any Discretionary Facility must be qualified to at least the level of the prior Original Facility prior to any Products being produced at the Discretionary Facility and (B) the price for any Products being produced at a Discretionary Facility will remain FOB the Original Facility, and Supplier shall be responsible for all incremental costs (including freight) arising from the movement of Product manufacturing from an Original Facility to a Discretionary Facility. Notwithstanding the foregoing, for any Products produced by Supplier at one facility that are, at Buyer’s request, picked up by Buyer’s employees, agents, representatives or carriers at a different Supplier facility (collectively, “Resupply Products”), Supplier shall arrange and pass through to Buyer the actual costs of all freight relating to the shipment of Resupply Products from the Supplier producing facility to the Supplier receiving facility.

2. Term. Each Product category shall be manufactured by Supplier beginning on the Effective Date and for the duration of the term identified in Exhibit A relating to such Product category (such term, the “Initial Term”). Each Product category term shall have the respective autorenewal period and required autorenewal termination notice provision identified in Exhibit A relating to such Product category. With respect to each Product category, the Initial Term and all extensions, if any, shall constitute the “Term” of this Agreement, subject to earlier termination as provided herein.

3. Product Inputs; Raw Organic Milk.

A. Supplier shall supply all Product inputs; provided, however, that Buyer shall have the right to purchase Product inputs for use in the production of Products and deliver such inputs to Supplier upon sixty (60) days written notice to Supplier. The Product formulas and specifications will be owned exclusively by Buyer, and Supplier shall have no rights of ownership in, or use of, for themselves or for third parties, such formulas or specifications, including without limitation, license rights, other than the license contemplated herein; provided, that nothing contained herein shall prohibit Supplier from developing customized products in the normal course of its business consistent with past practice based on Supplier’s own independent product analysis. If required by Buyer, Supplier shall purchase any proprietary ingredients from suppliers designated by Buyer. Any such purchases shall be invoiced to Buyer by Supplier as part of the applicable Materials, Ingredients and Packaging (“MIP”) cost (as described in the pricing component description on Exhibit A).

B. Buyer will supply 100% of the raw organic milk required by Supplier to perform under the Agreement. In no event shall Supplier use Buyer supplied raw organic milk for any reason other than to manufacture Products under the Agreement. In the event that Buyer institutes allocations of finished organic milk products, Buyer shall have the right to apply the same allocation methodology to Supplier’s supply of raw organic milk as Buyer uses for its own finished organic milk products. Buyer may offset any amounts owed to Supplier for Products hereunder against any unpaid invoices for raw organic milk supplied by Buyer to Supplier hereunder.

C. Milk Pooling Charges. On a monthly basis, Supplier will invoice Buyer for any pooling charges incurred above the price paid to Buyer for the raw organic milk supply used in this Agreement. Supplier will provide this invoice to Buyer by the 10th day of each month. Buyer will remit payment to Supplier by the 20th day of such month.

4. Orders; Forecasts; Delivery; Warehousing.

A. Orders. Buyer’s purchase of Products hereunder shall be made pursuant to purchase orders or EDI orders which comply with all the terms and conditions set forth in this Agreement and which are in a form reasonably acceptable to both parties (a “Purchase Order”). Buyer shall submit Purchase Orders to Supplier pursuant to such procedures as may be mutually and reasonably agreed upon in writing by the parties, including procedures to be utilized for canceling or modifying any such Purchase Orders after submittal. The parties agree that (a) the required minimum lead time for each and every type of Product shall be the same required minimum lead time as was applicable to Supplier’s customers immediately prior to the Effective Date (“Minimum Lead Time”) and (b) the minimum quantity of total Product ordered in any Purchase Order shall be the same minimum quantity requirement as was applicable to Supplier’s customers immediately prior to the Effective Date (“Minimum Production Run”). With respect to the Minimum Lead Time requirements, the applicable time period shall commence upon Supplier’s receipt of a Purchase Order which complies with all provisions of this

Agreement. If Buyer cancels or modifies a previously submitted Purchase Order, then Buyer shall be obligated to purchase at the time of such cancellation or modification any and all Products so ordered which Supplier has commenced to manufacture, or for which Supplier can demonstrate to Buyer in good faith that Supplier has acquired ingredients, materials or packaging which may not otherwise be reasonably used in the normal course of Supplier’s operations. All Purchase Orders shall clearly indicate the desired ship date and the amount, kind and size of Products subject to such Purchase Order.

B. Rolling Forecasts. The parties shall cooperate in good faith to develop rolling twelve (12) month (by Product and pack type), non-binding order forecasts of Buyer’s needs for the Products. The parties shall use commercially reasonable efforts to provide such forecasts at least ten (10) business days prior to the start of the applicable month.

C. Delivery; Transfer of Title to Products. For Products other than Resupply Products, Product will be delivered FOB at the plant of manufacture. For Resupply Products, Product will be delivered FOB at the receiving Supplier plant. Except as set forth in the next sentence, title and risk of loss shall pass to Buyer immediately upon tender of possession to Buyer, to any of Buyer’s employees, agents or representatives, or to any carriers (including Supplier) arranged or approved by Buyer. If Supplier has produced Product in accordance with the applicable order and Buyer does not take custody of the Product in a timely manner, such delay resulting in spoilage or an insufficient amount of code date of the Product, then Buyer shall be responsible for the loss associated with such Product. If any spoilage or event resulting in an insufficient amount of code date of the Product is caused by the actions of Supplier, then Supplier shall be responsible for the loss associated with such Product.

D. Warehousing. Supplier will warehouse finished Products for up to seventy-five (75) days. Buyer will not be charged for finished Products warehoused for fourteen (14) days or less. Buyer shall pay a non-prorated charge of $20 per pallet position for finished Products that are warehoused for more than fourteen (14) days and up to forty-five (45) days. Buyer shall pay an additional non-prorated charge of $20 per pallet position for finished Products warehoused for more than forty-five (45) days; provided, that no finished Products may remain warehoused for more than seventy-five (75) days. Buyer will be responsible for all transportation costs associated with any such warehousing.

5. Prices; Price Adjustments; Volume Requirements; Deficiency Payments; Payment Terms; Limited Audit Rights.

A. Initial Prices. Subject to the price adjustments described in this Agreement and the Exhibits hereto, Buyer shall pay to Supplier, for each Product which Buyer orders hereunder, the price for such Product specified on Exhibit A hereto; provided that Exhibit A shall be updated by mutual written agreement of Buyer and Supplier prior to the Effective Date to reflect the initial MIP cost per case for each Product category. Thereafter, both dairy related MIP costs and non-dairy related MIP costs shall be adjusted monthly in accordance with the procedures set forth in Exhibit A. Prior to the first delivery of any Products not listed on Exhibit A, the parties will mutually agree in writing upon the price applicable thereto and, thereafter, such price shall be subject to the price adjustments described in this Agreement; provided, that pricing for any such new Products shall be subject to the same pricing protocols and components as existing Products unless mutually agreed in writing between the parties.

B. Price Adjustments. Prices shall be adjusted as described on Exhibit A hereto, and each time any such price adjustment is made as described, the prices set forth on Exhibit A shall be deemed to be automatically amended to reflect such adjusted prices without further action on the part of the parties; provided, that such adjusted prices shall not become effective until the first day of the month following the month in which such price adjustment was made. Supplier shall provide Buyer with written notice of such monthly price adjustments at least five (5) days prior to the date any such price adjustment is to become effective, and the form of such monthly price change notification is attached hereto as Exhibit B; provided that Exhibit B shall be updated prior to the Effective Date to reflect the appropriate format. Supplier and Buyer agree to use good faith efforts, and shall work together, to ensure that price adjustments are reflected in the Product price in a timely manner.

C. Volume Requirements. The price contained on Exhibit A for any specific Product shall be contingent on Buyer ordering the category volume minimum for the applicable Product category set forth on Exhibit A. During the Term, Supplier shall reserve for Buyer capacity equal to the category volume minimum for each Product category as set forth on Exhibit A. The maximum annual Product category capacity that Supplier shall be required to reserve for Buyer shall be the category volume maximum for each Product category set forth on Exhibit A.

D. Deficiency Payments; Volume Credits. If Buyer fails to order the annual minimum volume for any Product category as set forth in Exhibit A, then Buyer will be required to pay to Supplier an amount equal to (i) each applicable unit of volume for such Product category below the applicable minimum volume threshold, multiplied by (ii) the applicable Deficiency Tolling Fee for such Product category as set forth on Exhibit A hereto (such amount, a “Volume Related Deficiency Payment”). Notwithstanding the foregoing, in the event Buyer tenders volume for Products to Supplier for processing and Supplier fails to process such volume (for any reason other than a Force Majeure Event) (“Unprocessed Volume”), then the amount of Unprocessed Volume shall be treated as volume ordered by Buyer for the purposes of determining the amount of any Volume Related Deficiency Payment (“Deemed Volume”); provided, that no Unprocessed Volume of a Product shall be Deemed Volume for such Product to the extent that the Unprocessed Volume of such Product is more than twenty percent (20%) greater than the monthly average anticipated order volume of such Product as set forth in the applicable forecast.

E. Payment Terms. Supplier will issue invoices to Buyer for all Products purchased hereunder, and Buyer shall pay all invoices received from Supplier pursuant to this Agreement in full within 30 days from the date of invoice. Buyer shall not take any deductions or set-offs from invoices unless specifically authorized to do so in writing by Supplier.

F. Non-Payment. In addition to any other rights and remedies Supplier may have with respect to Buyer’s failure to fully and timely pay any amounts due hereunder, any amounts not paid when due shall be subject to an interest charge of one and one-half percent (1 1/2%) per month computed from the applicable due date or the maximum rate legally permitted, whichever is less.

G. Limited Audit Rights. Once per twelve month period Buyer may engage a third party independent accounting firm of national recognition mutually acceptable to, and agreed to in writing between, Buyer and Supplier (such firm, the “Auditor”) to audit, for the immediately prior year only, (i) MIP cost, (ii) resupply freight cost and (ii) volumes related to any Volume Related Deficiency Payments hereunder. The Auditor shall be expressly restricted from directly or indirectly disclosing any underlying MIP cost information to Buyer. Supplier shall give the Auditor reasonable access to relevant business records related to this Agreement, and the Auditor shall not unreasonably disrupt the business of Supplier. Buyer shall pay all fees and costs of the Auditor.

6. Product Revisions. Any Product Revision (as defined below) shall be subject to mutual written agreement of the parties. Prior to any implementation of a Product Revision, the parties shall mutually agree in writing on the details thereof, including but not limited to any appropriate price adjustments to reflect changes in costs due to such Product Revision. Once a Product Revision has been so mutually agreed upon in writing, Supplier will use commercially reasonable efforts to manufacture and package Products in conformance with such Product Revision within a reasonable period of time. A “Product Revision” shall mean any change to the Specifications and/or of a Product’s formulation, pack size or configuration or package construction or design. Buyer will pay for any obsolete packaging or ingredients resulting from a Product Revision or any changes to the label or artwork used on a Product; provided, that in no event shall Buyer be required to pay for more than a ninety (90) day supply of such packaging or ingredients.

7. Labeling Elements; License.

A. Buyer’s Responsibilities, Representations and Warranties. Notwithstanding any other provision set forth in this Agreement, it is specifically understood and agreed that all labels utilized in connection with the Products, including but not limited to the design, content, wording, artwork, label features and Marks (as defined below) (as such may be changed from time to time, “Labeling Elements”) shall be determined by Buyer, and Buyer shall be solely responsible therefor, including but not limited to their compliance with all applicable federal, state and local laws, rules and regulations. Buyer represents and warrants to Supplier that, at all times during the Term (i) all Labeling Elements do and will comply with all applicable federal, state and local laws, rules and regulations, and (ii) Buyer is and will be the exclusive owner of, or will have the enforceable license or right to use, any and all designs, logos, trademarks (registered or unregistered), service marks, trade names and trade dress (collectively, the “Marks”) included within the Labeling Elements. Buyer further represents and warrants to Supplier that, at all times during the Term, Buyer has and shall have all requisite right, power and authority to grant the license described in Paragraph C of this Section 7, and such license, and Supplier’s use of the Labeling Elements pursuant hereto, shall not violate or infringe upon any copyright, proprietary right or other right of any third party.

B. Artwork. Buyer shall provide Supplier, at Buyer’s expense, with all drawings and other artwork necessary for manufacturing and packaging the Products in accordance with all mutually agreed upon Specifications, all of which will be the sole property of Buyer and will be returned to Buyer by Supplier upon the expiration or termination of this Agreement.

C. License. During the Term, Buyer grants to Supplier a non-exclusive, royalty-free license to use all applicable Labeling Elements (including the Marks contained therein), patents, Specifications and formulas in connection with manufacturing, packaging and selling Products to Buyer in accordance with the terms of this Agreement.

8. Additional Representations and Warranties.

A. Supplier’s Representations and Warranties. Supplier represents and warrants to Buyer that (i) all Products provided to Buyer pursuant to this Agreement shall be produced and packaged in accordance with, and are not adulterated or misbranded within the meaning of, the Federal Food, Drug, and Cosmetic Act, as amended (the “FD&C Act”) and all other applicable federal, state and local laws, rules and regulations, (ii) no Products provided to Buyer pursuant to this Agreement shall be an article which may not, under the applicable provisions of the FD&C Act, be introduced into interstate commerce, (iii) all packaging material utilized in connection with the Products provided to Buyer pursuant to this Agreement shall be free of any poisonous or deleterious substance which may make the Products enclosed therein fail to conform to clause (i) or (ii) of this paragraph, and (iv) Supplier shall conduct tests reasonably necessary to ensure that the Products provided to Buyer pursuant to this Agreement are safe for human consumption and conform to the requirements of this Agreement when delivered to Buyer. Notwithstanding the foregoing, it is specifically understood and agreed that each of Supplier’s representations and warranties set forth above shall exclude any and all Product conditions, qualities and/or characteristics to the extent arising out of or relating to any breach of Buyer’s representations or warranties set forth in this Agreement. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER SUPPLIER NOR ANY OF ITS DIRECT OR INDIRECT SUBSIDIARIES OR AFFILIATES MAKES ANY, AND HEREBY DISCLAIMS ALL, OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTY OF FITNESS FOR ANY PURPOSE.

B. Buyer’s Representations and Warranties. Buyer represents and warrants to Supplier that compliance with the Specifications and Buyer’s formulas and use of any raw materials or other ingredients provided by Buyer will not cause any Product provided to Buyer pursuant to this Agreement (i) to be produced or packaged to be in violation of the FD&C Act or any applicable federal, state and local laws rules and regulations or (ii) be an article which may not, under the applicable provisions of the FD&C Act, be introduced into interstate commerce.

C. Additional Representations and Warranties. Each party represents and warrants to the other party as follows: (i) that it has full power, authority and capacity to enter into this Agreement and to perform all its obligations hereunder, and (ii) that it is not bound by any other agreement, arrangement, judgment or order which would be violated as a result of its entering into this Agreement or performing any of its obligations hereunder.

9. Indemnities.

A. Supplier Indemnity. Supplier shall indemnify, defend and hold harmless Buyer and its parent companies and each of their subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, representatives and shareholders, predecessors and successors, from and against any and all claims, demands, causes of action, damages, losses, liabilities, judgments, costs, fees and expenses (including, without limitation, reasonable costs and expenses of investigation and settlement and reasonable attorneys’ fees and expenses) (collectively, “Losses”), to the extent arising out of or relating to any breach by Supplier of its representations, warranties, covenants or obligations set forth in this Agreement. Such indemnification obligations shall survive the expiration or termination of this Agreement for any reason.

B. Buyer Indemnity. Buyer shall indemnify, defend and hold harmless Supplier and its parent companies and each of their subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, representatives and shareholders, predecessors and successors, from and against any and all Losses, to the extent arising out of or relating to (i) any breach by Buyer of its representations, warranties, covenants or obligations set forth in this Agreement, (ii) the condition of any ingredients or materials provided by Buyer which existed at the time of delivery to Supplier, (iii) the handling of Products after title to such Products has passed to Buyer pursuant to the terms of this Agreement, (iv) the distribution, sale, advertisement, storage or transportation of Products after the time that title to such Products has passed to Buyer and/or (v) any Labeling Elements (including but not limited to any claims of infringement relating thereto). Such indemnification obligations shall survive the expiration or termination of this Agreement for any reason.

10. Force Majeure. In the event a party is prevented from performing any of its obligations under this Agreement by circumstances beyond its reasonable control occurring after the date hereof, including without limitation, fire, explosion, flood, drought, blackout, closure of borders, riots, sabotage, embargo, terrorism, war or other hostilities, domestic or foreign governmental acts or changes in law, accident, equipment failure, inability in obtaining facilities or supplies, or labor dispute including a strike or lockout (each a “Force Majeure Event”), such party’s obligations shall be temporarily suspended, without liability to the other party, to the extent of such inability to perform; provided, however that a party shall not be relieved of its obligation to make payments as and when due. A party affected by a Force Majeure Event shall give written notice to the other party of the occurrence of such Force Majeure Event as soon as commercially practicable.

11. Confidentiality. During the course of their business relationship, each party may disclose to the other party certain information which the disclosing party considers proprietary and confidential, including but not limited to the terms of this Agreement as well as information concerning manufacturing and processing methods, business and technology plans, distribution strategies, sales, costs, pricing, marketing, customers, suppliers and research and development (collectively, “Confidential Information”). For purposes hereof, information that is already in the public domain or known by the receiving party at the time of disclosure by the disclosing party, or subsequently becomes available to the public or known by the receiving party without any breach of this Section, shall not be considered to be Confidential Information. The parties each agree that all Confidential Information shall be used by the receiving party solely for the purposes contemplated by this Agreement, shall be kept strictly confidential and shall not, without the disclosing party’s prior written consent, be disclosed by the receiving party in any manner whatsoever, except as required to comply with applicable laws or regulations, or with a court or administrative order, subpoena, civil investigative demand or other legal process. The receiving party shall be liable for any failure of its employees, agents or representatives to comply with the confidentiality obligations set forth in this Section. The confidentiality obligations set forth in this Section shall expire two (2) years following the expiration or termination of this Agreement. Supplier expressly agrees that it shall not, and shall cause its affiliates, officers, directors, employees, agents and representatives not to, make any attempt to reverse engineer any formula or product base of Buyer.

12. Termination Rights.

A. Termination Due To Breach. Without prejudice and in addition to all other lawful rights and remedies, each party shall have the right to terminate this Agreement upon written notice to the other party if such other party materially breaches any of its representations, warranties, covenants or obligations set forth in this Agreement, and such failure has not been cured within 30 days of receiving written notice from the non-defaulting party reasonably describing such breach.

B. Termination Due To Financial Condition. Without prejudice and in addition to all other lawful rights and remedies, each party shall have the right to terminate this Agreement upon written notice to the other party in any of the following events, each of which constitutes good cause for termination (i) such other party files a petition for bankruptcy or is otherwise adjudicated bankrupt, (ii) a petition for bankruptcy is filed against such other party and such petition is not dismissed within 90 days, and/or (iii) such other party becomes insolvent, discontinues its business or voluntarily submits to, or is ordered by any federal bankruptcy court to undergo, liquidation pursuant to any applicable bankruptcy laws.

C. Termination By Mutual Written Consent. Without prejudice and in addition to all other lawful rights and remedies, the parties hereto may terminate this Agreement at any time for any reason by mutual written consent.

13. Independent Contractors. Each party hereby acknowledges and agrees that (a) it is an independent contractor and not an employee, agent or representative of the other party, and (b) it is not authorized to assume or create any obligation or responsibility on behalf of the other party, including but not limited to obligations based on representations, warranties or guarantees. Neither party, nor any of its employees, agents or representatives, shall misrepresent such status or authority.

14. Assignment. This Agreement shall not be assigned, in whole or in part, by either party without the written consent of the other party; provided, however, that such consent shall not be unreasonably withheld. For purposes of example only and not of limitation, it is agreed that Supplier’s consent shall be deemed to be reasonably withheld in the event that the proposed assignee, in Supplier’s reasonable opinion, competes with or may compete with Supplier or any direct or indirect subsidiary or affiliate of Supplier. Notwithstanding the foregoing, this Agreement may be assigned (i) by Supplier without limitation or consent to any direct or indirect subsidiary or affiliate of Supplier or to a successor to the business serviced by this Agreement; provided, that Supplier or its assignee continues to supply the Products under this Agreement; or (ii) by Buyer without limitation or consent to any direct or indirect subsidiary or affiliate of Buyer. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and permitted assigns. Without limiting the provisions set forth above, if Buyer sells or otherwise transfers to a third party all or any portion of the business serviced by this Agreement, then at Supplier’s option, Buyer shall require the purchaser or transferee to assume the obligations of Buyer under this Agreement with respect to the applicable business.

15. Insurance. During the Term, each of Buyer and Supplier shall maintain at all times at their sole cost and expense the insurance coverages set forth on Exhibit C. All such insurance shall be issued by one or more insurance carriers licensed or approved to do business in the state where services are rendered or Products are delivered.

16. Notices. All notices required by this Agreement shall be in writing and shall be deemed served as of the date received, and shall be personally delivered or sent either by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed to the parties at the following addresses:

If to Buyer:

WWF Operating Company

2711 North Haskell Avenue, Suite 3400

Dallas, TX 75204

Attention: General Counsel

If to Supplier:

Morningstar Foods, LLC

2711 North Haskell Avenue, Suite 3400

Dallas, TX 75204

Attention: General Counsel

Either party hereto may from time to time change its address for notification purposes by giving the other party prior written notice of the new address and the date upon which it will become effective.

17. Miscellaneous.

A. Applicable Laws. This Agreement, and all controversies, claims and disputes arising out of or relating to this Agreement or either party’s performance under this Agreement, including claims for breach of contract and related causes of action, shall be governed by the laws of the State of Delaware, without reference to its choice of law principles.

B. No Waiver; Remedies Cumulative. No delay or omission by either party in exercising any right or power hereunder will impair such right or power or be construed to be a waiver thereof. A waiver by either party of any provision hereof or of any breach hereunder must be in a writing signed by the waiving party and will not be construed to be a waiver of any prior or subsequent breach of such provision or of any other provisions herein contained. Except as otherwise provided in this Agreement, all remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

C. No Consequential Damages. Notwithstanding any other provision set forth in this Agreement, in no event (including, without limitation, any termination of this Agreement with or without cause) will either party be liable to the other party for any indirect, special or consequential damages whatsoever, (including, without limitation, lost profits) arising out of or relating to this Agreement or either party’s performance under this Agreement.

D. Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the final agreement between the parties relating to the matters contained in this Agreement and is the complete and exclusive expression of the parties’ agreement on such matters. All prior and contemporaneous negotiations and agreements between the parties on matters contained in this Agreement, whether oral or written, are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or prior course of dealings except to the extent, and solely to the extent, the Agreement expressly requires the parties to act and/or provide products or services in a manner consistent with the past practices of the parties. In entering into this Agreement, neither party has relied upon any statement, representation, warranty or agreement of the other party except for those expressly contained in this Agreement.

E. Amendments. Except for any automatic amendments to Exhibit A as described herein, this Agreement may not be amended, supplemented or modified in any respect without further written agreement of both parties referencing this Agreement, signed by their respective authorized representatives. If any operating standards, procedures or manuals or any other documents of either party (or if form language in either party’s forms such as purchase orders, bills of lading and the like), regardless of whether signed by a representative of the other party, contain any provisions that purport to impose obligations on the other party not imposed by this Agreement, such provisions shall be null and void and have no force or effect.

F. Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provision in this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent permitted by law.

G. Counterparts; Signatures. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument. A signature transmitted by facsimile or other electronic means shall have the same force and effect as an original signature.

H. Headings; Construction. The headings contained herein are for convenience of reference only and shall not be deemed to limit or affect the subject matter contained herein. The parties have jointly prepared this Agreement and the terms hereof shall not be construed in favor or against any party on account of its participation in such preparation. As used in this Agreement, the singular form shall include the plural, and vice versa, when the context so requires.

I. Compliance With Laws. Each party shall comply with all federal, state and local laws, rules and regulations that apply to its performance hereunder and/or to its handling, distribution, sale or resale of the Products purchased hereunder, including without limitation, possessing and maintaining all necessary permits and licenses.

J. Attorneys’ Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or either party’s performance under this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ and experts’ fees and expenses and other costs reasonably incurred by the prevailing party in enforcing its rights under this Agreement.

K. No Release; Survival of Obligations. No expiration or termination of this Agreement shall release either party from any obligation accrued prior to the date of such expiration or termination or from any obligations surviving the expiration or termination of this Agreement. Without limiting the generality of the foregoing, it is specifically acknowledged and agreed that the provisions contained in each of the following Sections shall survive the expiration or termination of this Agreement: Section 7, Labeling Elements; Section 8, Representations and Warranties; Section 9, Indemnities; Section 11, Confidentiality (but only for a period of 2 years as described in such Section); and Section 17, Miscellaneous.

L. WAIVER OF JURY TRIAL. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR EITHER PARTY’S PERFORMANCE UNDER THIS AGREEMENT. THIS WAIVER APPLIES TO ANY LITIGATION, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED ADVICE OF COMPETENT COUNSEL WITH RESPECT TO THE WAIVER CONTAINED IN THIS SECTION.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their proper and duly authorized representatives as of the date first set forth above.

“SUPPLIER”		“BUYER”

MORNINGSTAR FOODS, LLC		WWF OPERATING COMPANY

By:	/s/ Kevin C. Yost	By:	/s/ Blaine E. McPeak
Name:	Kevin C. Yost	Name:	Blaine E. McPeak
Title:	President	Title:	President

EXHIBIT A

PRODUCTS AND PRICING

The following schedules to this Exhibit A contain information regarding the Products to be manufactured by Supplier hereunder, including (i) applicable volume requirements with respect to such Products, (ii) the Initial Term and information with respect to any renewal term for such Products, (iii) the applicable Deficiency Tolling Fee for such Product category for purposes of calculating any Volume Related Deficiency Payment, (iv) the Original Facility for each Product and (v) pricing for such Products.

Generally, except with respect to the transitional products set forth in Schedule 7 to this Exhibit A, Supplier will sell finished products to Buyer at a price equal to MIP plus the applicable Tolling Fee.

The MIP cost basis shall be the monthly standard cost employed by Supplier, including shrink factor. The shrink factor shall be consistent with that utilized in the standard cost methodology, subject to any modification as mutually agreed in writing between the parties. Dairy related MIP costs shall be adjusted monthly based on the relevant movers and shall include all applicable marketing fees, over order premiums and all other components/fees/charges of raw milk costs. Non-dairy related MIP costs shall be adjusted monthly based on any announced pricing changes of Supplier’s vendors. Monthly price change notices (both dairy related MIP and non-dairy related MIP) shall be provided in advance, based on normal intercompany existing price change practices within Supplier (normally around the 25th of the preceding month). The MIP cost information set forth in the schedules below shall be updated by the parties prior to the Effective Date to reflect updates to such MIP costs between the date hereof and the Effective Date. Pricing for Class II Products shall be announced prices with a monthly true-up to the applicable movers. The true-up shall be settled quarterly.

The Tolling Fee for each Product shall equal the Margin applicable to such Product plus the Conversion Costs applicable to such Product. Conversion Costs shall include all direct and indirect labor and overhead associated with the conversion of raw materials into a finished Product (“Conversion Costs”). Margin will be calculated on a dollars per case basis. Margin will not be adjusted over the term of the Agreement.

Conversion Costs shall be initially set at execution of the Agreement based on standard Conversion Costs in effect at such time (set by plant, by Product). Annual changes (effective January 1 of each year) in the Conversion Costs shall be tied to increases/decreases in the Producer Price Index for “Finished Goods, Excluding Foods” (found in “Table: Producer price indexes and percent changes by stage of processing” within the monthly PPI Detailed Report published by the Bureau of Labor Statistics & located on the BLS website at http://www.bls.gov/ppi/ppi_dr.htm). The rate used to compute the change will be the unadjusted year-over-year percent change between September of the then current year with September of the prior year. This September year-over-year change can be found in the report published in the month of October for the preceding September. A sample of the May 2012 table from this report is located below to serve as a point of reference, including the index and rate to be used in the computation. If the change in the “Finished Goods, Excluding Foods” index for a given year exceeds 2.5% (increases or decreases), then the Conversion Cost increase or decrease for that year will be capped at 2.5%.

Exhibit A to MS Co-pack for WW

Table 1. Producer price Indexes and percent changes by stage of processing

[1982=100]

Grouping	Relative importance Dec. 2011[1]		Unadjusted index			Unadjusted percent change to May 2012 from:		Seasonally adjusted percent change from:
			Jan. 2012[2]	Apr. 2012[2]	May 2012[2]	May 2011	Apr. 2012	Feb. to Mar.	Mar. to Apr.	Apr. to May
Finished goods	100.000		192.0	195.0	193.9	0.7	-0.6	0.0	-0.2	-1.0
Finished consumer goods	73.330		204.5	208.7	207.0	0.3	-0.8	-0.1	-0.3	-1.5
Finished consumer foods	18.778		197.0	197.8	197.3	3.3	-0.3	0.2	0.2	-0.6
Crude	1.402		166.1	165.9	158.4	-1.0	-4.5	5.8	2.3	-2.8
Processed	17.376		199.9	200.9	200.9	3.4	0.0	-0.2	0.1	-0.4
Finished consumer goods, excluding foods	54.552		206.0	211.4	209.3	-0.6	-1.0	-0.2	-0.5	-1.7
Nondurable goods less foods	40.917		230.8	238.8	235.8	-1.5	-1.3	-0.5	-0.7	-2.3
Durable goods	13.635		150.2	150.4	150.0	2.3	-0.3	0.5	0.1	0.0
Capital equipment	26.670		162.1	162.4	162.5	2.1	0.1	0.2	0.2	0.1
Manufacturing industries	6.091		164.2	164.9	165.2	1.8	0.2	0.2	0.0	0.2
Nonmanufacturing industries	20.579		161.2	161.4	161.4	2.2	0.0	0.2	0.2	0.1

Intermediate materials, supplies, and components	100.000		198.8	203.2	201.9	-0.6	-0.6	0.7	-0.5	-0.8
Materials and components for manufacturing	44.573		188.6	193.0	191.9	-0.4	-0.6	1.0	0.1	-0.6
Materials for food manufacturing	3.264		195.4	196.2	195.3	1.2	-0.5	-0.3	-0.4	-1.0
Materials for nondurable manufacturing	16.019		244.5	257.1	254.3	-1.2	-1.1	2.7	0.3	-1.0
Materials for durable manufacturing	9.345		201.2	203.6	202.3	-2.6	-0.6	-0.1	-0.4	-0.6
Components for manufacturing	15.946		147.1	147.6	147.8	1.4	0.1	0.1	0.1	0.1
Materials and components for construction	9.136		215.3	218.3	218.6	2.7	0.1	0.2	0.3	0.1
Processed fuels and lubricants	21.619		209.8	217.4	212.6	-5.2	-2.2	0.9	-2.8	-3.2
Manufacturing industries	5.475		206.3	212.7	208.3	-4.6	-2.1	2.8	-2.5	-3.4
Nonmanufacturing industries	16.144		211.5	219.6	214.6	-5.5	-2.3	0.4	-2.8	-3.2
Containers	2.478		205.5	206.9	207.1	0.3	0.1	0.0	0.0	0.0
Supplies	22.193		185.5	187.7	188.3	2.1	0.3	0.5	0.3	0.3
Manufacturing industries	2.833		181.5	183.8	183.9	1.5	0.1	0.7	0.5	0.0
Nonmanufacturing industries	19.360		184.7	186.8	187.5	2.2	0.4	0.4	0.3	0.3
Feeds	1.558		196.7	208.4	216.5	3.5	3.9	3.9	2.7	2.7
Other supplies	17.802		185.3	186.6	186.8	2.1	0.1	0.1	0.2	0.1

Crude materials for further processing	100.000		246.0	242.1	235.8	-7.7	-2.6	-2.5	-4.4	-3.2
Foodstuffs and feedstuffs	35.619		188.8	190.9	190.2	-0.1	-0.4	2.8	-3.5	-2.3
Nonfood materials	64.381		277.6	268.8	258.4	-12.0	-3.9	-5.4	-4.9	-3.7
Nonfood materials except fuel[3]	49.948		349.1	351.8	336.3	-4.5	-4.4	-5.3	-4.8	-4.4
Manufacturing[3]	48.090		331.5	333.8	318.6	-4.8	-4.6	-5.5	-5.0	-4.5
Construction	1.858		209.3	213.7	213.1	3.3	-0.3	0.4	0.9	-0.3
Crude fuel[4]	14.433		154.4	126.9	125.4	-33.9	-1.2	-5.7	-5.2	-0.6
Manufacturing industries	0.546		191.5	174.4	175.4	-16.9	0.6	-4.1	-1.2	1.7
Nonmanufacturing industries	13.887		156.3	127.9	126.2	-34.5	-1.3	-5.8	-5.4	-0.7

Special groupings
Finished goods, excluding foods	81.222	[5]	190.0	190.5	192.2	0.2	-0.7	-0.1	-0.3	-1.1
Intermediate materials less foods and feeds	92.396	[6]	199.1	203.7	202.2	-0.9	-0.7	0.8	-0.5	-0.9
Intermediate foods and feeds	7.604	[6]	193.3	196.1	197.4	2.3	0.7	0.6	0.4	0.0
Crude materials less agricultural products[3],[7]	61.245	[8]	278.7	268.9	258.2	-12.7	-4.0	-5.8	-5.0	-3.7

Exhibit A to MS Co-pack for WW

Schedule 1

([**])

Volume Requirements (in Gallons)
Volume min:	[**]
Volume max:	[**]

Other terms
Term length:	Five (5) years
Renewal:	One (1) year term, mutually agreed by both parties with two (2) year notification of desire to renew
Deficiency Tolling Fee:	$[**] / case (calculated from Sulphur Spring items only)
Facilities (2):	Sulphur Springs, Frederick
Capacity restrictions:	[**] • [**]

Items (based on TTM April 2012 data)

Plant	Brand	MS Item #	MS Item Description	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

Schedule 2

([**])

Volume Requirements (in Gallons)

	Volume min	Volume max
Year 1 (2013)	[**]	[**]
Year 2 (2014)	[**]	[**]
Year 3 (2015)	[**]	[**]
Year 4 (2016)	[**]	[**]
Year 5 (2017)	[**]	[**]

Other terms

Term length:	Five (5) years
Renewal:	One (1) year term, unless either party gives six (6) months prior notice
Deficiency Tolling Fee:	$[**]/case
Facilities (2):	Sulphur Springs, Murray

Items (based on TTM April 2012 data + [**] full year estimate)

Plant	Product	Brand	MS Item #	MS Item Description	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

Schedule 3

([**].)

Volume Requirements (in Gallons)
Volume min:	[**]
Volume max:	[**]

Other terms
Term length:	Three (3) years
Renewal:	One (1) year term, unless either party gives six (6) months prior notice
Deficiency Tolling Fee:	$[**]/case
Facilities (5):	Sulphur Springs, White Bear Lake, Murray, Gustine, Fraser

Items (based on 2011 data)

Plant	Size	MS Item #	MS Item Description	[**]	[**]	[**]
[**]	Pint	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

	Quart	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

[**]	Pint	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

	Quart	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

	Half Pint	[**]	[**]	[**]	[**]	[**]
		[**]	[**]	[**]	[**]	[**]

[**]	Pint	[**]	[**]	[**]	[**]	[**]

	Quart	[**]	[**]	[**]	[**]	[**]

	Half Pint	[**]	[**]	[**]	[**]	[**]

[**]	Pint	[**]	[**]	[**]	[**]	[**]

	Half Pint	[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

Schedule 4

([**])

Volume Requirements (in Gallons)
Volume min:	[**]
Volume max:	[**]

Other terms
Term length:	Three (3) years
Renewal:	One (1) year term, unless either party gives six (6) months prior notice
Deficiency Tolling Fee:	$[**]/case
Facilities (2):	Sulphur Springs, White Bear Lake

Items (based on TTM April 2012 data)

Plant	Size	MS Item #	MS Item Description	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

Schedule 5

([**])

Volume Requirements (in Gallons)
Volume min:	[**]
Volume max:	[**]

Other terms
Term length:	Three (3) years
Renewal:	One (1) year term, unless either party gives six (6) months prior notice
Deficiency Tolling Fee:	$[**]/case
Facilities (2):	Sulphur Springs, White Bear Lake

Items (based on TTM April 2012 data)

Plant	Size	MS Item #	MS Item Description	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

Schedule 6

([**])

Volume Requirements (in pounds)
Volume min:	[**]
Volume max:	[**]

Other terms
Term length:	Three (3) years
Renewal:	One (1) year term, unless either party gives six (6) months prior notice
Deficiency Tolling Fee:	[**]
Facilities (1):	Tulare

Items (based on TTM April 2012 data)

Plant	Product	Size	MS Item #	MS Item Description	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

	[**]		[**]	[**]	[**]	[**]	[**]

			[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

Schedule 7

([**]”)

Volume Requirements (in gallons)
Volume min:	[**]
Volume max:	[**]

Other terms
Term length:	15 months, or until LOL Aerosol & LOL Dairy Ease businesses are fully transitioned to Morningstar (as described in the “Transitional Sales Service Agreement” between Buyer & Supplier)
Renewal:	One (1) year term, unless either party gives six (6) months prior notice
Deficiency Tolling Fee:	n/a
Facilities (4):	Fraser, NY; Gustine, GA; Murray, KY; Sulphur Springs, TX

Items (based on TTM April 2012 data)

Product	Plant	MS Item #	MS Item Description	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

		[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW

EXHIBIT B

FORM OF MONTHLY PRICE CHANGE NOTIFICATION

See Attached.

Exhibit B to MS Co-pack for WW

EXHIBIT C

INSURANCE REQUIREMENTS

Buyer and Supplier must maintain the following policies of insurance at their own expense:

Commercial General Liability Insurance, on an occurrence basis, including a duty to defend, which must provide coverage for bodily injury and property damage with the following minimum limits of insurance:

•	$1,000,000 Each Occurrence Limit

•	$1,000,000 Personal and Advertising Injury Limit

•	$1,000,000 Products and Completed Operations Liability

•	$2,000,000 Aggregate Limit

•

The policy must contain a contractual liability coverage extension, either within the policy form or by endorsement. The policy must contain a Vendors Endorsement (CG2015) naming the other party, as applicable, and their respective parent, subsidiaries and affiliated entities, and its and their officers, directors and employees as additional insureds.

Workers’ Compensation Insurance covering all statutory benefits in the states of operation and Employers’ Liability, with limits of at least $1 million per accident or disease.

Business Auto Liability Insurance, with minimum combined single limits of $1 million per accident for bodily injury and property damage. The policy must include a duty to defend and cover all owned, non-owned, and leased or hired vehicles.

Commercial Umbrella/Follow Form Excess Insurance, with minimum limits of $4 million per occurrence and in the aggregate, in excess of the underlying policy limits. The policy must provide coverage at least as broad as the underlying policies and provide coverage excess of the required general liability, employer’s liability, and automobile liability coverages.

Product Recall Insurance, with minimum limits of $5 million per occurrence. The policy must provide coverage for expenses associated with recalling products affected by Supplier. The policy must include coverage for accidental contamination, malicious contamination, product rehabilitation and loss of gross profits.

The following additional requirements shall apply:

•	Insurance must be placed with insurance companies rated at least A, X (10) by the A.M. Best.

•

All liability policies must be endorsed to name the other party and their respective parent, subsidiaries and affiliated entities, and its officers, directors and employees as additional insured utilizing ISO forms.

•

The automobile liability, general liability and workers’ compensation policy, if permitted by law, must have a waiver of subrogation in favor of the other party and their respective parent, subsidiaries and affiliated entities, and its officers, directors and employees.

•	All insurance policies must apply as primary and non-contributory with respects to operations of Buyer. Supplier will bear any losses within insurance deductibles or self-insured retention amounts.

•	All insurance policies must be written on a per occurrence basis except for Product Recall Insurance which is written on a limit of liability basis.

•	All insurance policies must be endorsed to provide the other party with 30-days advance written notice of cancellation or material change in coverage.

Exhibit C to MS Co-pack for WW

Evidence of Insurance:

•

Prior to the Effective Date, each party hereto shall deliver to other a certificate, executed by a duly authorized representative of each insurer, showing compliance with the insurance requirements set forth above.

•	Policy renewal dates must be noted, and new certificates must be provided, meeting the requirements noted above, throughout the entire Term.

•

Failure of any party to demand such certificate or other evidence of full compliance with these insurance requirements or failure of any party to identify a deficiency from evidence that is provided shall not be construed as a waiver of the other party’s obligation to maintain such insurance.

•	Certificates with disclaimers must have Additional Insured endorsement(s) attached.

The insurance requirements set forth herein are minimum coverage requirements and are not to be construed in any way as a limitation on a party’s liability under this Agreement.

Failure to maintain the required insurance may result in termination of this Agreement in accordance with its terms.

Exhibit C to MS Co-pack for WW

Execution Copy

AMENDMENT 1 TO CO-PACKING AGREEMENT

THIS AMENDMENT 1 TO CO-PACKING AGREEMENT (this “Amendment”), dated September 11, 2012, but effective as of the Effective Date (as defined in the Agreement), is by and between WWF Operating Company, a Delaware corporation (f/k/a WhiteWave Foods Company), on the one hand (“Buyer”) and Morningstar Foods, LLC, a Delaware limited liability company, on the other hand (“Supplier”).

RECITALS

A. Buyer and Supplier previously entered into a Co-packing Agreement dated August 1, 2012 (the “Agreement”).

B. Buyer and Supplier wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be bound hereby, agree as follows:

1. Capitalized Terms. Capitalized terms contained in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2. Section 3(B). Section 3(B) of the Agreement is hereby amended and restated in its entirety as follows:

“B. Buyer will supply 100% of the raw organic milk required by Supplier to perform under the Agreement. Supplier shall use Buyer supplied raw organic milk to manufacture Products under the Agreement. In the event that Buyer institutes allocations of finished organic milk products, Buyer shall have the right to apply the same allocation methodology to Supplier’s supply of raw organic milk as Buyer uses for its own finished organic milk products. Buyer may offset any amounts owed to Supplier for Products hereunder against any unpaid invoices for raw organic milk supplied by Buyer to Supplier hereunder. Notwithstanding the foregoing, to the extent Buyer provides Supplier more raw organic milk hereunder than Supplier requires, Supplier may use such excess raw organic milk in any manner that Supplier chooses; provided, that if Supplier uses any such excess raw organic milk or excess organic cream in the manufacture of conventional milk or cream products, then Supplier will invoice Buyer, and Buyer shall be required to pay Supplier, for the difference between the raw organic milk price or organic cream price, as applicable, and the raw conventional milk price or conventional cream price, as applicable, that is applicable to such excess milk or cream. For all excess raw organic milk or organic cream received by Supplier in the first fifteen (15) days of any month that is used by Supplier in the manufacture of conventional milk or cream products, Buyer shall pay Supplier the amount specified above on or prior to the thirtieth (30th) day of such month in which such milk or cream was received by Supplier. For all excess raw organic milk or organic cream received by Supplier on or after the sixteenth (16th) day of any month that is used by Supplier in the manufacture of conventional milk or cream products, Buyer shall pay Supplier the amount specified above on or prior to the fifteenth (15th) day of the month following the month in which such milk or cream was received by Supplier.”

3. Schedules 4 and 5. Schedule 4 of Exhibit A to the Agreement is hereby amended and replaced in its entirety with Schedule 4 attached to this Amendment. Schedule 5 of Exhibit A to the Agreement is hereby amended and replaced in its entirety with Schedule 5 attached to this Amendment.

4. Binding Effect and Assignment. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, except as is otherwise expressly provided herein or in the Agreement.

5. The Agreement. All other terms and provisions of the Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

6. Titles. The titles of the articles, sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Amendment. The words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision.

7. Execution. This Amendment may be executed in any number of original, facsimile, or portable document format (pdf) counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their proper and duly authorized representatives as of the date first set forth above.

“BUYER”		“SUPPLIER”

WWF OPERATING COMPANY		MORNINGSTAR FOODS, LLC

By:	/s/ Kelly J. Haecker	By:	/s/ Kevin C. Yost
Name:	Kelly J. Haecker	Name:	Kevin C. Yost
Title:	CFO	Title:	President

3

Execution Copy

Schedule 4

([**])

Volume Requirements (in Gallons)

Volume min:	[**]

Volume max:	[**]

Other terms

Term length:	Three (3) years

Renewal:	One (1) year term, unless either party gives six (6) months prior notice

Deficiency Tolling Fee:	$[**]/case

Facilities (2):	Sulphur Springs, White Bear Lake

Items (based on TTM April 2012 data)

Plant	Size	MS Item #	MS Item Description	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

Schedule 5

([**])

Volume Requirements (in Gallons)

Volume min:	[**]

Volume max:	[**]

Other terms

Term length:	Three (3) years

Renewal:	One (1) year term, unless either party gives six (6) months prior notice

Deficiency Tolling Fee:	$[**]/case

Facilities (2):	Sulphur Springs, White Bear Lake

Items (based on TTM April 2012 data)

Plant	Size	MS Item #	MS Item Description	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]

		[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

Exhibit A to MS Co-pack for WW